AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 2005 REGISTRATION NO. 333-118919

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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LABONE, INC.

(Exact name of registrant as specified in its charter)

MISSOURI	10101 RENNER BOULEVARD LENEXA, KANSAS 66219 (913) 888-1770	43-1035932
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Sirisha Gummaregula LabOne, Inc. 1290 Wall Street West Lyndhurst, NJ 07071 (201) 393-5000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen T. Giove Sherman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

REMOVAL OF SECURITIES FROM REGISTRATION

      Pursuant to its Registration Statement on Form S-3 (Registration No. 333-118919), as amended by Post-Effective Amendment No. 1 thereto filed on March 23, 2005 and Post-Effective Amendment No. 2 thereto filed on May 16, 2005 (the “Registration Statement”), LabOne, Inc., a Missouri corporation (“LabOne”), registered for resale $103,500,000 aggregate principal amount of its 3.50% Convertible Senior Notes due 2034 (the “Notes”). In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement, LabOne is filing this Post-Effective Amendment No. 3 to the Registration Statement to remove from registration any of the Notes that have not been sold under the Registration Statement as of the date hereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on December 8, 2005.

LABONE, INC.

By: /s/ Sirisha Gummaregula
Name: Sirisha Gummaregula Title: Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 8, 2005.

/s/ Surya N. Mohapatra, Ph.D
Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann
Robert A. Hagemann	Vice President and Director

/s/ Catherine T. Doherty
Catherine T. Doherty	Director